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                                                                 EXHIBIT 10.23.1

                      APPENDIX A FOR CALIFORNIA RESIDENTS
                                TO TELECT, INC.
                           2000 EQUITY INCENTIVE PLAN


       This Appendix to the Telect, Inc. 2000 Equity Incentive Plan (the "Plan") shall have application only to Participants who are residents of the State of California. Capitalized terms contained herein shall have the same meanings given to them in the Plan, unless otherwise provided in this Appendix. NOTWITHSTANDING ANY PROVISION CONTAINED IN THE PLAN TO THE CONTRARY AND TO THE EXTENT REQUIRED BY APPLICABLE LAW, THE FOLLOWING TERMS AND CONDITIONS SHALL APPLY TO ALL AWARDS GRANTED TO RESIDENTS OF THE STATE OF CALIFORNIA, UNTIL SUCH TIME AS THE STOCK BECOMES A "LISTED SECURITY" UNDER THE SECURITIES ACT:

       1. Nonqualified Stock Options shall have an exercise price not less than 85% of the Fair Market Value of a share of Stock on the effective date of grant of the Option, except that any Option granted to a Ten Percent Owner shall have an exercise price not less than 110% of the Fair Market Value of a share of Stock on the effective date of grant of the Option.

       2. The purchase price for any Stock Awards that may be purchased under the Plan ("Stock Purchase Rights") shall be at least 85% of the Fair Market Value of a share of Stock on the effective date of grant of the Stock Purchase Right or at the time the purchase is consummated. Notwithstanding the foregoing, the purchase price shall be at least 100% of the Fair Market Value of a share of Stock at the effective date of grant of the Stock Purchase Right or at the time the purchase is consummated in the case of any Ten Percent Owner.

       3. Options shall have a term of not more than ten years from the effective date of grant of the Option.

       4. Awards shall be nontransferable other than by will or the laws of descent and distribution. Notwithstanding the foregoing, and to the extent permitted by Section 422 of the Code, the Committee, in its discretion, may permit distribution of an Option to an inter vivos or testamentary trust in which the Option is to be passed to beneficiaries upon the death of the trustor (settlor), or by gift to "immediate family" as that term is defined in Rule 16a-1(e) of the Exchange Act.

       5. Options shall become exercisable at the rate of at least 20% per year over five years from the effective date of grant of the Option, subject to reasonable conditions such as continued employment. However, in the case of an Option granted to Officers, Directors or Consultants, the Option may become fully exercisable, subject to reasonable conditions such as continued employment, at any time or during any period established by a Participating Company.

       6. Unless employment is terminated for cause, the right to exercise an Option in the event of termination of employment, to the extent that the Participant is otherwise entitled to exercise an Option on the date employment terminates, shall be

              a. at least six months from the date of termination of employment if termination was caused by death or Disability; and



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              b. at least 30 days from the date of termination if termination of employment was caused by other than death or Disability;

              c. but in no event later than the remaining term of the Option.

       7. No Award may be granted to a resident of California more than ten years after the earlier of the date of adoption of the Plan and the date the Plan is approved by the shareholders.

       8. Any Award exercised before shareholder approval of the Plan is obtained shall be rescinded if shareholder approval is not obtained within 12 months before or after the Plan is adopted. Such shares shall not be counted in determining whether such approval is obtained.

       9. The Company shall provide annual financial statements of the Company to each California resident holding an outstanding Award under the Plan. Such financial statements need not be audited and need not be issued to key employees whose duties at the Company assure them access to equivalent information.

       10. Any right of repurchase on behalf of the Company in the event of a Participant's termination of employment shall be at a purchase price that is (a) not less than the Fair Market Value of the securities upon termination of employment, and the right to repurchase shall be exercised for cash or cancellation of purchase money indebtedness for the shares within 90 days of termination of employment (or in the case of securities issued upon exercise of Options after the date of termination, within 90 days after the date of the exercise), and the right shall terminate when the Company's securities become publicly traded; or (b) at the original purchase price, provided that the right to repurchase at the original purchase price lapses at the rate of at least 20% of the shares per year over five years from the date the Option or Stock Purchase Right is granted (without respect to the date the Option or Stock Purchase Right was exercised or became exercisable) and the right to repurchase shall be exercised for cash or cancellation of purchase money indebtedness for the shares within 90 days of termination of employment (or in the case of securities issued upon exercise of Options after the date of termination, within 90 days after the date of the exercise). In addition to the restrictions set forth in clauses (a) and (b), the securities held by an Officer, Director or Consultant may be subject to additional or greater restrictions.